INDEX TO EXHIBITS

Exhibit 23 Consent of McGladrey & Pullen, LLP, independent auditor, with respect to the incorporation by reference in the Registrant's Registration Statement on Form S-8 (Nos. 33-31979,33-51951 and 33-51953) of their report on the financial statements filed herewith.

Sequential Page No.



SIGNATURES

THE PLAN. Pursuant to the requirement of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

CONE MILLS CORPORATION EMPLOYEE EQUITY PLAN

By: /s/ Terry L. Weatherford,
         Terry L. Weatherford, Member of Advisory Committee

By: /s/ Gary L. Smith
         Gary L. Smith, Member of Advisory Committee

Date: June 25, 2001



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MCGLADREY & PULLEN, LLP
Certified Public Accountants
Greensboro  NC



Exhibit 23


CONSENT OF McGLADREY & PULLEN, LLP, INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in Cone Mills Corporation's Registration Statements on Form S-8 (Nos. 33-31979; 33-51951; and 33-51953) of our reports dated October 23, 1998 with respect to the Cone Mills Corporation Employee Equity Plan for the year ended December 31, 1997 and period January 1, 1998 through June 1, 1998 and May 4, 2001 with respect to The 401(k) Program of Cone Mills Corporation for the period June 1, 1998 through December 31, 1998 and the years ended December 31, 1999, and 2000, such reports included in the annual report on Form 11-K for The 401(k) Program of Cone Mills Corporation for the year ended December 31, 2000.




/s/McGladrey & Pullen, LLP


Greensboro, North Carolina
June 25, 2001